UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 9, 2010, AmeriCredit Corp. (“AmeriCredit”) announced that, pursuant to the terms of the indenture relating to its 0.75% convertible senior notes due 2011 and the indenture relating to its 2.125% convertible senior notes due 2013 (the “Notes”), it has designated October 1, 2010, as the “anticipated effective date” of the Make-Whole Fundamental Change that will occur as a result of the merger (the “Merger”) contemplated by the previously announced Agreement and Plan of Merger, dated as of July 21, 2010, among General Motors Holdings LLC (“Holdings”), a wholly-owned subsidiary of General Motors Company (“General Motors”), Goalie Texas Holdco Inc. (“Goalie”), and AmeriCredit, whereby AmeriCredit will be the surviving corporation of the Merger with Goalie and will become a wholly-owned subsidiary of Holdings and a wholly-owned indirect subsidiary of General Motors.

A copy of AmeriCredit’s announcement is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit

99.1	Press release dated September 9, 2010, entitled “AmeriCredit Corp. Gives Notice of Anticipated Effective Date of Fundamental Change to Holders of Convertible Notes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: September 10, 2010	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press release dated September 9, 2010, entitled “AmeriCredit Corp. Gives Notice of Anticipated Effective Date of Fundamental Change to Holders of Convertible Notes”